As Filed with the Securities and Exchange Commission on June 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TRIZETTO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0761159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

567 San Nicholas Drive, Suite 360, Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 1998 STOCK OPTION PLAN

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the plans)

Jeffrey H. Margolis, President and Chief Executive Officer

The TriZetto Group, Inc.

567 San Nicolas Drive, Suite 360

Newport Beach, California 92660

(Name and address of agent for service)

(949) 719-2200

(Telephone number, including area code, of agent for service)

Copy to:

K.C. Schaaf, Esq.

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value, issuable pursuant to:

Amended and Restated 1998 Stock Option Plan	2,000,000 shares	$5.69	$11,380,000	$921.00

Amended and Restated Employee Stock Purchase Plan	500,000 shares	$5.69	$2,845,000	$230.00

Total	2,500,000 shares	$5.69	$14,225,000	$1,151.00

(1)	Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Amended and Restated 1998 Stock Option Plan (the “1998 Plan”) and the Amended and Restated Employee Stock Purchase Plan (the “ESPP”). 4,000,000 shares of Common Stock available for issuance under the 1998 Plan were registered on a Registration Statement on Form S-8 on December 14, 1999 (Registration Statement No. 333-92729); 3,200,000 shares of Common Sock available for issuance under the 1998 Plan were registered on a Registration Statement on Form S-8 on August 7, 2000 (Registration Statement No. 333-43220); and 1,800,000 shares of Common Sock available for issuance under the 1998 Plan were registered on a Registration Statement on Form S-8 on June 26, 2001 (Registration Statement No. 333-63902). 600,000 shares of Common Stock available for issuance under the ESPP were registered on a Registration Statement on Form S-8 on January 18, 2000 (Registration Statement No. 333-94817).

(2)	The aggregate offering price for the 2,000,000 shares of Common Stock registered hereby which may be issued under the 1998 Plan and the 500,000 shares of Common Stock registered hereby which may be issued under the ESPP is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low price reported by The Nasdaq National Market for the Common Stock on June 27, 2003, which was $5.69 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to The TriZetto Group, Inc. (the “Company” or the “Registrant”) Amended and Restated 1998 Stock Option Plan (the “1998 Plan”). An aggregate of 9,000,000 shares of the Registrant’s Common Stock issuable pursuant to the 1998 Plan have been previously registered on Form S-8 Registration No. 333-92729, filed December 14, 1999; Form S-8 Registration No. 333-43220, filed August 7, 2000; Form S-8 Registration No. 333-63902, filed June 26, 2001, and the contents of all such Registration Statements are incorporated by reference except as revised herein. On April 3, 2002, the Company’s Board of Directors approved an increase of 800,000 shares of Common Stock issuable under the 1998 Plan and on May 15, 2002, the Company’s stockholders approved such increase. On January 30, 2003, the Company’s Board of Directors approved an increase of 1,200,000 shares of common stock issuable under the 1998 Plan and on May 14, 2003, the Company’s stockholders approved such increase, bringing the total number of shares authorized for grant or award thereunder to 11,000,000.

This Registration Statement also relates to the Company’s Amended and Restated Employee Stock Purchase (the “ESPP”). 600,000 shares of the Registrant’s Common Stock issuable pursuant to the ESPP have been previously registered on Form S-8 Registration No. 333-94817, filed January 18, 2000, the content of that Registration Statement is incorporated by reference except as revised herein. On January 30, 2003, the Company’s Board of Directors approved an increase of 500,000 shares of Common Stock issuable under the ESPP and on May 14, 2003, the Company’s stockholders approved such increase, bringing the total number of shares authorized for sale thereunder to 1,100,000.

Item 3.    Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Commission on March 31, 2003;

(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 as filed with the Commission on May 15, 2003; and

(c)    The description of the Registrant’s Common Stock that is contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act with the Commission on October 1, 1999, including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Company’s Bylaws provide that the Company will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and permits the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company maintains liability insurance for its officers and directors.

In addition, the Company’s Certificate of Incorporation provides that, pursuant to the DGCL, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	Amended and Restated 1998 Stock Option Plan (the “1998 Plan”) (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on April 16, 2003).

4.2	Form of 1998 Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, Registration No. 333-84533).

4.3	Form of 1998 Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1, Registration No. 333-84533).

4.4	Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement filed with the Commission on April 16, 2003).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent auditors.

23.3	Consent of PricewaterhouseCoopers LLP, independent auditors.

24.1	Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 30th day of June, 2003.

THE TRIZETTO GROUP, INC.

By:	/s/ JEFFREY H. MARGOLIS
Jeffrey H. Margolis President, Chief Executive Officer, and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned directors and officers of The TriZetto Group, Inc., do hereby constitute and appoint Jeffrey H. Margolis and Michael J. Sunderland, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY H. MARGOLIS Jeffrey H. Margolis	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 30, 2003

/s/ MICHAEL J. SUNDERLAND Michael J. Sunderland	Senior Vice President of Finance Chief Financial Officer and (Principal Financial and Accounting Officer)	June 30, 2003

/s/ LOIS A. EVANS Lois A. Evans	Director	June 30, 2003

/s/ THOMAS B. JOHNSON Thomas B. Johnson	Director	June 30, 2003

/s/ WILLARD A. JOHNSON, JR. Willard A. Johnson, Jr.	Director	June 30, 2003

Signature	Title	Date

Paul F. LeFort	Director	June 30, 2003

/s/ DONALD J. LOTHROP Donald J. Lothrop	Director	June 30, 2003

Eric D. Sipf	Director	June 30, 2003

/s/ DAVID M. THOMAS David M. Thomas	Director	June 30, 2003

EXHIBIT INDEX

Number	Description

4.1	Amended and Restated 1998 Stock Option Plan (the “1998 Plan”) (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed with the Commission on April 16, 2003).

4.2	Form of 1998 Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, Registration No. 333-84533).

4.3	Form of 1998 Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, Registration No. 333-84533).

4.4	Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed with the Commission on April 16, 2003).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent auditors.

23.3	Consent of PricewaterhouseCoopers LLP, independent auditors.

24.1	Power of Attorney (included on signature page to the Registration Statement at page S-1).